Exhibit 99.1

Soleno Therapeutics Announces Updates to its Board of Directors

Ernest Mario, Ph.D. steps down as Chair for health reasons; Matthew Pauls, J.D., M.B.A. assumes role of Lead Independent Director

Dawn Carter Bir, seasoned biotech executive with significant commercial and strategic expertise, joins the Board of Directors

REDWOOD CITY, Calif., August 15, 2024 – Soleno Therapeutics, Inc. (“Soleno”) (NASDAQ: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, today announced updates to its Board of Directors. Dawn Carter Bir, a seasoned biotechnology executive with over 30 years of industry executive leadership and strategic experience, has been appointed to Soleno’s Board of Directors. In addition, Board Chairman Ernest Mario, Ph.D. is stepping down from the Board due to health reasons. Current Board member Matthew Pauls, J.D., M.B.A. is assuming the role of Lead Independent Director.

“We wish Dr. Mario well as he steps down from the Board. We extend our sincere gratitude to him for his invaluable contributions as the Chairman of our Board,” said Anish Bhatnagar, M.D., Chief Executive Officer of Soleno Therapeutics. “His extensive pharmaceutical industry experience, spanning over four decades, has been instrumental in guiding Soleno’s growth towards becoming a commercial stage company.”

“We are also pleased to welcome Ms. Bir to Soleno’s Board of Directors. She has a wealth of experience in commercialization, strategic business development and global operational leadership spanning more than 30 years. Her extensive experience will be instrumental as we prepare for a potential launch of DCCR.”

Ms. Bir said, “I am delighted to be joining Soleno’s Board and work towards advancing the company as DCCR approaches potential approval. I look forward to collaborating with the talented Soleno team to help support its growth as they prepare to potentially commercialize their first product.”

Ms. Bir recently served as Executive Vice President, member of the core executive team, and Chief Commercial Officer of Reata Pharmaceuticals for over seven years through the company’s first product approval and launch and $7.3B acquisition by Biogen in September 2023. Prior to Reata, Ms. Bir served as Vice President Sales and member of the Pharmacyclics executive leadership team through the launch of the company’s first product, a novel, first-in-class and blockbuster hematology therapeutic. Pharmacyclics was acquired by AbbVie in 2015 for $21B. Ms. Bir currently serves on the Geron Corporation board of directors, a public, commercial-stage oncology company with a first-in-class telomerase inhibitor.

About Soleno Therapeutics, Inc. Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company recently submitted an NDA to the FDA, supported by its Phase 3 development program, for its lead candidate, DCCR (diazoxide choline) extended release tablets, a once-daily oral tablet for the treatment of Prader-Willi syndrome (PWS). For more information, please visit www.soleno.life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the timing of any regulatory process and ultimate approvals for DCCR for the treatment of PWS. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with the FDA’s filing and / or review of our NDA, market conditions, as well as risks and uncertainties inherent in Soleno’s business, including those described in the company’s prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578